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                                                                  EXHIBIT 1. (a)

                       RESOLUTION OF BOARD OF DIRECTORS OF
                     MONY LIFE INSURANCE COMPANY OF AMERICA

     I HEREBY CERTIFY that the following is a true copy of the resolution adopted by the Board of Directors of MONY Life Insurance Company of America, an Arizona life insurance corporation (the "Company"), without a meeting on written consent on February 19, 1985, that said resolution for MONY America Variable Account L is in conformity with the provisions of the Articles of Incorporation and By-Laws of the Company and that it is now in full force and effect.

                        Establishment of Separate Account
                        ---------------------------------

RESOLVED that the Company, pursuant to the provisions of Arizona law and subject to the approval of the Director of Insurance of Arizona, hereby establishes a separate account to be designated initially as the "MONY America Variable Account L" (hereinafter referred to as "Variable Account") for the following uses and purposes and subject to such conditions as are hereinafter set forth; and

     FURTHER RESOLVED that the Variable Account shall be established for the purpose of providing for the issuance by the Company of such variable life insurance contracts (hereinafter referred to as "Contracts")"of the Company as the Board of Directors may designate for such purpose and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Contracts and any dividend accumulations with respect to such Contracts; and

     FURTHER RESOLVED that the Company shall receive and hold in the Variable Account amounts arising from (i) premiums paid pursuant to the Contracts and
(ii) such assets of the Company as the proper officers of the Company any deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under the Contracts lodged in the Variable Account, and any dividend accumulation thereon; and

     FURTHER RESOLVED that the income, gains and losses, whether or not realized, from assets allocated to the Variable Account shall, in accordance with the Contracts, be credited to or charged against such Variable Account without regard to other income, gains or losses of the Company; and

     FURTHER RESOLVED that the Variable Account shall be registered as a unit investment trust under the Investment Company Act of 1940, and that the proper officers of the Company are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission ("SEC"), the following: (1) a registration statement on SEC Form N-8B-2, on behalf of the Variable Account, as registrant, under the Investment Company Act of 1940 (Investment Company Act Registration) in substantially the form attached as Appendix G; (2) a notification of claim for exemption on SEC Form N-6EI-1 with respect to maintaining and operating the Variable Account in accordance with Rule 6e-2 or Rule 6e-3(T) or both (Notification of Claim for Exemption); and (3) an application for an order under Section 6(c) of the Investment Company Act of 1940 for such exemptions from the provisions of that Act as may be necessary or desirable (Investment Company Act Application); and

     FURTHER RESOLVED that the proper officers of the Company are authorized to sign and file, or cause to be filed with the Securities and Exchange Commission, on behalf of the Company, as issuer, a registration statement on SEC Form S-6, in substantially the form attached as Appendix H, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration of the offering and sale of such Contracts, to the extent they represent participating interests

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in the Variable Account, under the Securities Act of 1933 (Securities Act
Registration), and to pay the registration fees required in connection therewith; and

     FURTHER RESOLVED that six subaccounts of the Variable Account are established, within the Variable Account, to which net payments under the Contracts will be allocated in accordance with the instructions received from Contract holders, and that the Board of Directors is authorized to increase or decrease the number of subaccounts in the Variable Account as deemed necessary or appropriate; and

     FURTHER RESOLVED that the proper officers of the Company are authorized and directed to negotiate and execute an Underwriting Agreement with The Mutual Life Insurance Company of New York ("MONY"), a registered member broker-dealer, under which MONY will act as principal underwriter and distributor of the contracts participating in the Variable Account; and

     FURTHER RESOLVED that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act registration, Investment Company Act Application, Notification of Claim for Exemption or Securities Act Registration as they may find necessary or advisable from time to time; and

     FURTHER RESOLVED that the signature of any director or officer required by law to affix his signature to such Investment Company Act Registration, Investment Company Act Application, Notification of Claim for Exemption or Securities Act Registration or to any amendment thereof may be affixed by such director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto; and

     FURTHER RESOLVED that the proper officers of the Company are authorized to transfer funds from time to time between the Variable Account and the General Account of the Company as deemed necessary or appropriate and in accordance with the terms of the Contracts; and

     FURTHER RESOLVED that Edward E. Blakeslee and R. Michael Duncan, and each of them are appointed agents of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such Investment Company Act Registration, Investment Company Act Application, Notification of Claim for Exemption and Securities Act Registration, and any amendment thereof; and

     FURTHER RESOLVED that the proper officers of the Company are authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Variable Account, and by the Company as sponsor and depositor, a form of notification of the Investment Company Act Registration on SEC Form N-8A, in substantially the form attached as Appendix I; and

     FURTHER RESOLVED that the proper officers of the Company may sign on behalf of and as attorneys for other officers with respect to any documents referred to in this Action by Written Consent; and

     FURTHER RESOLVED that the proper officers of the Company are authorized to take whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the company's sale of the Contracts; and

     FURTHER RESOLVED that Edward E. Blakeslee and R. Michael Duncan, if they consent, are hereby appointed as agents for service, under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

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     FURTHER RESOLVED that the securities held by the Variable Account shall be voted in accordance with the applicable provisions of the pertinent Rules promulgated under the Investment Company Act of 1940, with the Company retaining such discretion on voting as is permitted to it pursuant to said Rules; and

     FURTHER RESOLVED that the proper officers of the Company and its counsel are authorized, in the name and on behalf of the Company, under its corporate seal or otherwise to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them, and such officers are authorized to pay such expenses, as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the resolutions heretofore adopted in this Action by Written Consent, and each of them.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Company this 24th day of December, 2002.

                                              /s/ David S. Waldman
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                                              David S. Waldman, Secretary